Matria Healthcare, Inc. and Subsidiaries EXHIBIT 11
                    Computation of Earnings (Loss) per Share

                 (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                              Three Months Ended March 31,
                                                                    1999        1998


Basic
Net earnings (loss)                                                 $ 1,671     (5,648)
Accretion on preferred stock                                            (87)         --
Preferred stock dividend requirements                                  (649)         --
                                                                     -------    -------
Net earnings (loss) available to common shareholders                $   935     (5,648)
                                                                     -------    -------
Shares:
 Weighted average number of common shares outstanding                36,439      36,826
                                                                     -------    -------
Net earnings (loss) per common share                                $  0.03       (0.15)
                                                                     -------    -------
Diluted
Net earnings (loss) available to common shareholders                $   935      (5,648)
                                                                     -------    -------
Shares:
 Weighted average number of common shares outstanding                36,439     36,826
 Shares issuable from assumed exercise of options and warrants          500)        --
                                                                     -------    -------
                                                                      36,939    36,826
                                                                     -------    -------
Net earnings (loss) per common share                                 $  0.03     (0.15)
                                                                     -------    -------